UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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SUN CITY INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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SUN CITY INDUSTRIES, INC.
110 Sarasota Quay, Suite B
Sarasota, Florida 34236

August 19, 2004

SUN CITY INDUSTRIES, INC.
110 Sarasota Quay, Suite B
Sarasota, Florida 34236

August 19, 2004

Dear Stockholder:

        We have obtained the written consent of certain of our stockholders of record as of July 23, 2004 to approve the election of new directors; ratify the election of Dr. Tony Frudakis; ratify execution of the Reorganization Agreement and Amendments; agree to be bound by a Consulting Agreement with Coast to Coast Equity Group, Inc. and the Warrant Agreement with them, and other items set forth in the enclosed Information Statement. We will amend our name to Worldwide Biotech & Pharmaceutical Corp. or a similar name approved by stockholders representing a majority of the voting power of the outstanding shares of capital stock of the company. Your consent is not required and is not being solicited in connection with these actions.

        Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval of these actions by less than unanimous written consent of our stockholders. Pursuant to the Securities Exchange Act of 1934, as amended, with this letter you are being furnished an information statement relating to these actions.

By Order of the Board of Directors /s/ Tony Frudakis Dr. Tony Frudakis

INFORMATION STATEMENT

GENERAL

        This Information Statement (the “Statement”) is being furnished on or about August 5, 2004 by Coast to Coast Equity Group, Inc., who is a majority shareholder, and Dr. Tony Frudakis, President of Sun City Industries, Inc., a Delaware corporation (the “Corporation”) to record holders of Common Stock as of the record date of July 23, 2004 (the “Record Date”) in connection with a written consent (the “Consent”), from the holder of the majority of Common Stock of the Corporation in lieu of holding a meeting (“Holder”):

(1)	Elect Wenxia Guo, Peiyi Tian, Jianjun Liu, and Humin Zhang, as directors of the Corporation and accept the resignation of Michael Manion;

(2)	Ratify the election of Dr. Tony Frudakis as Director and President by virtue of the Consent dated June 28, 2004;

(3)	Ratify execution of the Reorganization Agreement and Amendment to Reorganization Agreement and close of the transaction, represented by the Reorganization Agreement including all conditions thereto (attached hereto as Exhibit A);

(4)	Agree to be bound by the Consulting Services Agreement and Addendum to Consulting Services Agreement entered into between Coast to Coast Equity Group, a Florida corporation, and YangLing Daiying Biological Engineering Company, Ltd., a Florida corporation, a copy which is attached hereto as Exhibit B;

(5)	Agree to be bound by Warrant Agreement entered into between Coast to Coast Equity Group, Inc., and YangLing Daiying Biological Engineering Company, Ltd., a copy of which is attached hereto as Exhibit C;

(6)	Consummate a spin-off of the transaction wherein the Corporation may spin-off and create a new entity utilizing the post-closing shareholder base of the Corporation as set forth in the Reorganization Agreement;

(7)	Amend the Corporation’s Certificate of Incorporation so as to authorize the issuance of additional capital stock, including Preferred Stock of the Company;

(8)	Change the name of the Corporation to Worldwide Biotech & Pharmaceutical Company or a similar name;

(9)	Change the fiscal year to end as of June 30.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY OF THE CONSENT

        The Consent represents the approval by the Holder to:

(1)	Elect Wenxia Guo, Peiyi Tian, Jianjun Liu, and Humin Zhang, as directors of the Corporation and accept the resignation of Michael Manion

(2)	Ratify the election of Dr. Tony Frudakis as Director and President by virtue of the Consent dated June 28, 2004;

(3)	Ratify execution of the Reorganization Agreement and Amendment to Reorganization Agreement and close of the transaction, represented by the Reorganization Agreement including all conditions thereto (attached hereto as Exhibit A);

(4)	Agree to be bound by the Consulting Services Agreement and Addendum to Consulting Services Agreement entered into between Coast to Coast Equity Group, a Florida corporation, and YangLing Daiying Biological Engineering Company, Ltd., a Florida corporation, a copy which is attached hereto as Exhibit B;

(5)	Agree to be bound by Warrant Agreement entered into between Coast to Coast Equity Group, Inc., and YangLing Daiying Biological Engineering Company, Ltd., a copy of which is attached hereto as Exhibit C;

(6)	Consummate a spin-off of the transaction wherein the Corporation may spin-off and create a new entity utilizing the post-closing shareholder base of the Corporation as set forth in the Reorganization Agreement;

(7)	Amend the Corporation’s Certificate of Incorporation so as to authorize the issuance of additional capital stock, including Preferred Stock of the Company;

(8)	Change the name of the Corporation to Worldwide Biotech & Pharmaceutical Company or a similar name;

(9)	Change the fiscal year to end as of June 30.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        As of the Record Date, there were 1,057,102 shares of Common Stock issued and outstanding. The following table sets forth, as of the Record Date the number of shares of Common Stock of the Corporation owned by (i) those persons known by the Corporation to be owners of more than 5% of the Corporation’s Common Stock (ii) each director of the Corporation (iii) each executive officer of the Corporation, (iv) all executive officers and directors of the Corporation as a group.

Name and Address	Common Stock Beneficially Owned
of Beneficial Owner (1)	Number	Percent
Coast to Coast Equity Group, Inc.
21610 Deer Point Crossing
Bradenton, FL 34202	1,000,000	94.59%

Dr. Tony Frudakis
900 Cocoanut Avenue
Sarasota, FL 34231	0	0

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

HISTORY BEHIND THE CONSENT

The Board and Management of the Company

        Before the Consent was executed, Michael Manion was the sole director and officer of the Corporation. The Corporation entered into a Reorganization Agreement through Michael Manion as President, a copy of which has been attached hereto as Exhibit D, wherein the Corporation is acquiring all the authorized issued and outstanding of YangLing Daiying Biological Engineering Company, Ltd., a corporation organized under the laws of the Peoples Republic of China in exchange for 34,880,000 of the Corporation’s Common Stock, which upon issuance would constitute approximately 87.2% of the Corporation’s issued and outstanding Common Stock. Subsequent to closing, the former Holders of YangLing Daiying Biological Engineering Company, Ltd. shall obtain voting control over the Corporation upon issuance of the above referenced shares. On June 30, 2004, Coast to Coast Equity Group, Inc., a Florida corporation, purchased 1,000,000 shares of common stock from Michael Manion in a private stock purchase agreement for the sum of $375,000.00, which funds were loaned to Coast to Coast by George Frudakis. George Frudakis is the father of Dr. Tony Frudakis, now President and Director of Sun City Industries and Charles Scimeca is the sole Director, Officer and shareholder of Coast to Coast Equity Group, Inc. Effective June 28, 2004, Michael Manion resigned as President and Director of Sun City.

Current Director

    Dr. Tony Frudakis, age 37, received a Bachelor of Science degree Magna Cum Laude in 1990 from University of California, Irvine in Biological Sciences and a Ph.D. from the University of California, Berkeley in 1995 in Molecular and Cell Biology. From 1999 to 2003 he has been Chief Executive Officer, President, Chief Scientific Officer, Chairman of the Board of DNAPrint geonomics. Presently, he is Chief Scientific Officer of this company which is located in Sarasota, Florida. From 1998 to 1999 he was CEO/Chief Scientific Officer of GAFF Biologic in Sarasota, Florida.

Proposed Directors

    1.        Wenxia Guo, age 35, is currently Chairman of the Board of YangLing Daiying Biological Engineering Company, Ltd. (YangLing). She graduated from law department of Xi’an Jiaotong University. She has successfully founded and operated three pharmaceutical companies since 1990.

    2.        Peiyi Tian, age 41, graduated from Financial and Accounting Department of Shaanxi Provincial Commercial Institute in 1982. He has been General Financial Supervisor, Deputy Managing Director of YangLing Daiying Bioengineering Co. Ltd. from 2001 to present. Previously, he was chief of Financial Section of Shaanxi Daiying Bioengineering Co. Ltd. from June 2001 to November 2001. He was Chief of Financial Section of Xi’an Huahai Medical Information Technical Shareholding Co. Ltd. from March 2000 to June 2001. He was Chief of Financial Section of Shaanxi Bailong Group Shareholding Co. Ltd (Listed company) from May 1991 to March 2000.

    3.        Jianjun Liu, age 36, graduated from Computer Department of Northwest Polytechnical University in 1987. From 2000 to present, he was Chairman of the Board of Shaanxi Daze Film & Advertising Co. Ltd., Chief of YangLing Ruizhide Biotech Research Institute, Chairman of Board Xi’an Jinyou Sci-Tech Investment Management Co., Ltd., and from 1994 to 2000, he was Chairman of the Board of Shaanxi Daiying Trade Company.

    4.        Huimin Zhang, age 52, graduated from the Economic Management Department of Northwest University in 1987. From 2002 until present she was Independent Director of Shaanxi Saide Hi-tech Biology Co., Ltd. and at YangLing Daiying Biological Engineering Co., Ltd. From 2001-2002, she was manager of Shaanxi Qinpeng Technology Co., Ltd. From 1975 to 2001 she was on the staff of Shaanxi Industrial Art Machinery Plant and Shaanxi Light Industrial Press, and Section Chief Shaanxi Light Industrial Administration Bureau.

HISTORY OF YANGLING DAIYING BIOENGINEERING CO., LTD.

        Founded in November 2001, (the “Company” or “Daiying”) is a biotech company that develops, manufactures, and markets diagnostic reagents, HV (Hepatitis C Viruses), medicines, vaccines and gene carriers. It is located in YangLing Shaanxi Province, China and it has 86 employees.

        The Company obtained China Invention Patent on October 23, 2002 for its new technologies. On August 2, 2002, it filed for international PCT invention patent, which covers countries and regions including the United States, Japan, Korea, Russia, EC, etc. In 2003, the company received the Invention Golden Cup Award from World Invention & Patent Organization (WIPO) and China Invention & Patent Organization (award recognized worldwide).

        Based on the new technologies, the Company has developed a novel HCV EIA diagnostic reagent that employs whole HCV parties. Authorized by SFDA (State Food & Drug Administration of China), the new reagent has passed animal trials and Phase III clinical trials. It is anticipated that the new reagent will be on the market by the end of 2003. Due to its uniqueness and specificity, the new reagent is likely to be recommended by Chinese authorities for Hepatitis C diagnostics nationwide.

RATIONALE FOR THE CONSENT

Reasons for the Consent

        The following discussion of the reasons for signing the Consent contains a number of forward-looking statements that reflect the current views of the Corporation with respect to the future events that may have an effect on its future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        The following factors were evaluated and reviewed by the consenting stockholder before signing the Consent:

o	YangLing is a biotech company that develops, manufactures, and markets diagnostic reagents, including Hepatitis C-Viruses, medicines, vaccines and gene carriers, and has approximately 86 employees.

o	The potential to achieve profitability.

o	The need to create a name more in line with the business of the Company.

o	The need to change the fiscal year to be the same as YangLing.

o	To elect directors who have experience in the scientific and business arena.

o	Retain a consultant who has experience in investor awareness.

o	Possible need to have additional shares of stock available to expand the Company’s business.

o	To effectuate a “spin off” company to comply with the Reorganization Agreement.

        The discussion of the information and factors above is not intended to be exhaustive. In view of the number and wide variety of factors considered in connection with the evaluation of the Consent, and the complexity of these matters, it was not useful to, nor was any attempt made to, quantify, rank or otherwise assign relative weights to the specific factors favoring the action taken by the Consent. In addition, there was no undertaking to make any specific determination to take the action in the Consent or to assign any particular weight to any factor, but rather an overall analysis of the factors described above was conducted.

        For the reasons set forth above, it was determined that the Consent is fair and in the best interests of the Company and the Company’s shareholders.

        THERE CAN BE NO ASSURANCE THAT THE BENEFITS OR OPPORTUNITIES DISCUSSED HEREIN WILL BE ACHIEVED THROUGH THE ACTION TAKEN BY THE CONSENT.

INTERESTS OF THE COMPANY’S OFFICERS, DIRECTORS
IN THE ACTION TAKEN BY THE CONSENT TRANSACTION

        By virtue of the Consent, Wenxia Guo, Peiyi Tian, Jianjun Liu and Humin Zhang have been appointed to the Company’s board of directors. Dr. Tony Frudakis’ election as a Director and President on June 28, 2004 is ratified by the Consent as well. Each of these persons except Humin Zhang will either directly or indirectly have shareholder interest in the Corporation.

STOCKHOLDERS CONSENTS

The Consent

        In accordance with §228 of the Delaware General Corporate Law (“DGCL”), a majority of the 1,057,102 outstanding shares of common stock as of the Record Date was needed to sign the Consent. 1,000,000 shares signed the Consent, constituting a majority of the outstanding shares of common stock entitled to vote thereon as of the Record Date.

        This Information Statement represents the consenting stockholders’ notice to non-consenting stockholders of the action taken by the Consent in accordance with §228 of the DGCL.

        The Consent has allowed the Corporation to execute and close on the Reorganization Agreement, change the board of directors, increase the number of shares, change the name of the corporation, and change the place of domestication, create a “spin off” company, execute a consulting agreement and warrant agreement.

WHERE YOU CAN FIND MORE INFORMATION

        The Corporation files Annual Reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

        The SEC allows the Corporation to “incorporate by reference” information into this Information Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Our Annual Report on Form 10-KSB for the year ended December 31, 2003 is incorporated by reference into this Information Statement and is deemed to be a part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. A copy of such report is being mailed to the Company’s stockholders with this Information Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the effective date of the reorganization shall also be deemed to be incorporated by reference into this Information Statement.

        Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone by writing to: Dr. Tony Frudakis, President, Sun City Industries Inc., 110 Sarasota Quay, Suite B, Sarasota, Florida 34236, phone (941) 365-2521.

        You should rely only on the information contained in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of the Information Statement to stockholders shall not create any implication to the contrary.

Exhibit A Exhibit B Exhibit C	Reorganization Agreement with Schedules and Amendment to Reorganization Agreement Consulting Services Agreement Addendum to Consulting Services Agreement Warrant Agreement